Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 5, 2007, accompanying the consolidated financial statements of QC Holdings, Inc. and Subsidiaries on Form 10-K as of December 31, 2006 and 2005 and for the three years in the period ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of QC Holdings, Inc. on Form S-8 (File No. 333-119167, effective September 21, 2004).

/s/ GRANT THORNTON LLP

Kansas City, Missouri

March 5, 2007